Exhibit 99.1

APLP HOLDINGS LIMITED PARTNERSHIP

AND SUBSIDIARIES

Consolidated Financial Statements (unaudited)

For the Years Ended December 31, 2017 and 2016

APLP HOLDINGS LIMITED PARTNERSHIP

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in millions of U.S. dollars)
(unaudited)

	December 31,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$29.1	$26.0
Restricted cash	6.1	9.3
Accounts receivable - trade, unbilled and other	52.3	34.8
Accounts receivable - related party	36.6	40.2
Current portion of derivative instruments asset	2.7	4.1
Inventory	17.7	14.5
Prepayments and other current assets	12.2	6.3
Total current assets	156.7	135.2

Property, plant, and equipment, net	603.6	613.7
Equity investment in unconsolidated affiliates	163.6	266.8
Power purchase agreements and intangible assets, net	191.2	246.2
Goodwill	21.4	36.1
Derivative instruments asset	2.8	4.6
Other assets	8.1	5.2
Total assets	$1,147.4	$1,307.8

Liabilities
Current liabilities:
Accounts payable	$1.7	$3.7
Related party payables	27.2	26.3
Accrued interest	0.3	0.3
Other accrued liabilities	23.1	17.5
Current portion of long-term debt	99.5	109.4
Current portion of derivative instruments liability	4.4	6.0
Other current liabilities	1.0	1.8
Total current liabilities	157.2	165.0

Long-term debt, net of unamortized discount and deferred financing costs	616.3	697.0
Derivative instruments liability	19.9	14.8
Deferred income taxes	12.3	69.2
Power purchase and fuel supply agreement liabilities, net	24.1	25.3
Other long-term liabilities	47.6	51.6
Total liabilities	877.4	1,022.9

Commitments and contingencies

Equity
Partners’ capital	1,325.8	1,202.0
Accumulated other comprehensive loss	(133.4)	(146.5)
Retained deficit	(1,137.6)	(991.9)
Total APLP Holdings Limited Partnership equity	54.8	63.6
Preferred shares issued by a subsidiary company	215.2	221.3
Total equity	270.0	284.9
Total liabilities and equity	$1,147.4	$1,307.8

APLP HOLDINGS LIMITED PARTNERSHIP

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions of U.S. dollars)
(unaudited)

	Years ended December 31,
	2017	2016
Project revenue:
Energy sales	$148.9	$172.8
Energy capacity revenue	105.7	123.0
Other	176.3	73.1
	430.9	368.9
Project expenses:
Fuel	106.4	136.8
Operations and maintenance	88.3	94.3
Depreciation and amortization	113.1	106.1
	307.8	337.2
Project other income (expense):
Change in fair value of derivative instruments	2.1	36.6
Equity in (loss) earnings of unconsolidated affiliates	(54.8)	35.9
Interest expense, net	(17.5)	(2.6)
Impairment and other income (expense)	(101.0)	(85.5)
	(171.2)	(15.6)
Project (loss) income	(48.1)	16.1

Administrative and other expenses (income):
Administration	4.1	3.0
Interest, net	55.3	98.7
Foreign exchange loss	12.2	3.3
Other expense	13.0	15.1
	84.6	120.1
Loss before income taxes	(132.7)	(104.0)
Income tax benefit	(59.0)	(14.0)
Net loss	(73.7)	(90.0)
Net income attributable to preferred shares of a subsidiary company	5.6	8.5
Net loss attributable to APLP Holdings Limited Partnership	$(79.3)	$(98.5)

APLP HOLDINGS LIMITED PARTNERSHIP

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions of U.S. dollars)
(unaudited)

	December 31,
	2017	2016
Cash flows from operating activities:
Net loss	$(73.7)	$(90.0)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	113.1	106.1
Loss on sale of assets	0.1	0.2
Stock-based compensation expense	2.1	1.9
Distributions from unconsolidated affiliates	47.3	55.3
Equity in (loss) earnings from unconsolidated affiliates	54.9	(35.9)
Unrealized foreign exchange loss	11.0	3.3
Change in fair value of derivative instruments	(2.1)	(36.6)
Change in deferred income taxes	(62.6)	(16.9)
Impairment	101.1	85.9
Change in other operating balances
Accounts receivable	(11.5)	11.6
Inventory	(1.6)	0.8
Prepayments, supplies and other assets	10.1	43.4
Accounts payable	(1.5)	(19.8)
Accruals and other liabilities	0.3	(2.3)
Cash flows provided by operating activities	187.0	107.0

Cash flows provided by (used in) investing activities:
Proceeds from sale of equity investment	1.0	—
Change in restricted cash	7.1	1.1
Reimbursement of costs for third party construction project	—	4.7
Purchase of property, plant and equipment	(5.3)	(7.2)
Cash flows provided by (used in) investing activities	2.8	(1.4)

Cash flows used in financing activities:
Dividends paid to Parent	(67.9)	(250.3)
Contribution from Parent	59.6	—
Dividends paid on preferred shares of a subsidiary company	(8.7)	(8.5)
Repurchase of preferred shares of a subsidiary company	(3.1)	—
Cash payments for vested LTIP units withheld for taxes	(0.7)	(0.5)
Proceeds from senior secured term loan facility, net of discount	—	682.9
Repayment of corporate and project-level debt	(165.9)	(547.3)
Deferred financing costs	—	(16.2)
Cash flows used in financing activities	(186.7)	(139.9)

Net decrease in cash and cash equivalents	3.1	(34.3)
Cash and cash equivalents at beginning of period	26.0	60.3
Cash and cash equivalents at end of period	$29.1	$26.0

Supplemental cash flow information
Interest paid	$65.7	$54.2
Taxes paid	$3.7	$3.5
Accruals for construction	$1.2	$1.2